Exhibit 10.05a

MONRO MUFFLER BRAKE, INC.

PROFIT SHARING PLAN

First Amendment to the 2014 Restatement

Monro Muffler Brake, Inc. amends the Monro Muffler Brake, Inc. Profit Sharing Plan (the “Plan”) pursuant to Section 11.02 of the Plan, effective as of April 1, 2015, by deleting Section 31 and substituting the following in its place:

31. ALLOCATION CONDITIONS (3.06(B)/(C)). The Plan does not apply any allocation conditions to: (i) Elective Deferrals; (ii) Safe Harbor Contributions; (iii) Additional Matching Contributions which will satisfy the ACP test safe harbor; (iv) Employee Contributions; (v) Rollover Contributions; (vi) Designated IRA Contributions; (vii) SIMPLE Contributions; or (viii) Prevailing Wage Contributions. To receive an allocation of Matching Contributions, Nonelective Contributions or Participant forfeitures, a Participant must satisfy the following allocation condition(s) (Choose one of (a) or (b). Choose (c) if applicable.):

(a)	[ ] No conditions. No allocation conditions apply to Matching Contributions, to Nonelective Contributions or to forfeitures.
(b)	[X] Conditions. The following allocation conditions apply to the designated Contribution Type and/or forfeitures (Choose one or more of (1) through (7). Choose Contribution Type as applicable.):

[Note: For this Election 31, except as the Employer describes otherwise in Election 31(b)(7) or as provided in Sections 3.03(C)(2) and 3.04(C)(2) regarding Operational QMACs and Operational QNECs, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions to which allocation conditions may apply. The Employer under Election 31(b)(7) may not impose an Hour of Service condition exceeding 1,000 Hours of Service in a Plan Year.]

			(1) Matching, Nonelective and Forfeitures		(2) Matching	(3) Nonelective	(4) Forfeitures
(1)	[ ]	None.	N/A
(2)	[ ]	501 HOS/terminees (91 consecutive days if Elapsed Time). See Section 3.06(B)(1)(b).	[ ]	OR	[ ]	[ ]	[ ]
(3)	[X]	Last day of the Plan Year.	[X]	OR	[ ]	[ ]	[ ]
(4)	[ ]	Last day of the Election 31(c) time period.	[ ]	OR	[ ]	[ ]	[ ]
(5)	[X]	1,000 HOS in the Plan Year (182 consecutive days in Plan Year if Elapsed Time).	[X]	OR	[ ]	[ ]	[ ]
(6)	[ ]	___ (specify) HOS within the Election 31(c) time period, (but not exceeding 1,000 HOS in a Plan Year).	[ ]	OR	[ ]	[ ]	[ ]
(7)	[X]

Describe conditions: A Participant who is scheduled to work 1,000 or more Hours of Service per year will receive an allocation of Matching Contributions for the Plan Year that includes the Participant’s Plan Entry Date if the Participant is employed on the last day of the Plan Year.
(e.g., Last day of the Plan Year as to Nonelective Contributions for Participating Employer "A" Participants. No allocation conditions for Participating Employer "B" Participants.)

(c)

 [  ] Time period. Under Section 3.06(C), apply Elections 31(b)(4), (b)(6), or (b)(7) to the specified contributions/forfeitures based on each (Choose one or more of (1) through (5). Choose Contribution Type as applicable.):

(1)	[ ]	Plan Year.	[ ]	OR	[ ]	[ ]	[ ]
(2)	[ ]	Plan Year quarter.	[ ]	OR	[ ]	[ ]	[ ]
(3)	[ ]	Calendar month.	[ ]	OR	[ ]	[ ]	[ ]
(4)	[ ]	Payroll period.	[ ]	OR	[ ]	[ ]	[ ]
(5)	[ ]	Describe time period:_____	[ ]	OR	[ ]	[ ]	[ ]

 [Note: If the Employer elects 31(b)(4) or (b)(6), the Employer must choose (c). If the Employer elects 31(b)(7), choose (c) if applicable.]

IN WITNESS WHEREOF, Monro Muffler Brake, Inc. has caused this amendment to be executed by its duly authorized officer on December 10, 2015.

MONRO MUFFLER BRAKE, INC.
By:	/s/Catherine D’Amico
Name:	Catherine D’Amico
Title:	Chief Financial Officer